Exhibit 99.1

THIS PROMISSORY NOTE IS SUBORDINATED TO OBLIGATIONS OF THE MAKER (AS DEFINED HEREIN) UNDER A REVOLVING LOAN AND SECURITY AGREEMENT OF EVEN DATE HEREWITH BY AND AMONG THE MAKER AND OTHER PARTIES AS BORROWERS, THE LENDERS THEREUNDER, AND THE PRIVATEBANK AND TRUST COMPANY, AN ILLINOIS BANKING CORPORATION (“PRIVATEBANK”), AS ADMINISTRATIVE AGENT FOR SAID LENDERS (THE “OPERATOR LOAN AGREEMENT”), AND TO OBLIGATIONS OF THE MAKER UNDER DOCUMENTS EXECUTED BY THE MAKER IN CONNECTION WITH LOANS UNDER A TERM LOAN AND SECURITY AGREEMENT OF EVEN DATE HEREWITH BY AND AMONG THE BORROWERS NAMED THEREIN, THE LENDERS THEREUNDER, AND PRIVATEBANK, AS ADMINISTRATIVE AGENT FOR SAID LENDERS (THE “OWNER LOAN AGREEMENT”), ALL AS PROVIDED IN A SUBORDINATION AND STANDSTILL AGREEMENT OF EVEN DATE HEREWITH BY AND AMONG THE MAKER, PRIVATEBANK AS ADMINISTRATIVE AGENT UNDER THE OPERATOR LOAN AGREEMENT, AND PRIVATEBANK AS ADMINISTRATIVE AGENT UNDER THE OWNER LOAN AGREEMENT. THIS NOTE IS PERSONALLY GUARANTEED BY JOSEPH AND ROSELYN SCHWARTZ (THE " GUARANTOR") PURSUANT TO THAT CERTAIN PERSONAL GUARANTY OF EVEN DATE HEREWITH (THE "PERSONAL GUARANTY").

$3,000,000.00    Atlanta, Georgia
As of September 30, 2016
PROMISSORY NOTE
FOR VALUE RECEIVED, JS HIGHLAND HOLDINGS LLC, an Arkansas limited liability company (“Maker”), promises to pay to the order of ADCARE HEALTH SYSTEMS, INC., a Georgia corporation (hereinafter, together with any other holder hereof, referred to as “Holder”), at Two Buckhead Plaza, 3050 Peachtree Road, NW, Suite 355, Atlanta, Georgia 30305, or to such other party or parties as Holder from may from time to time designate in writing, the principal sum of THREE MILLION AND 00/100 DOLLARS ($3,000,000.00), together with simple interest accruing on the unpaid balance of this Note at a rate equal to ten percent (10%) per annum (the “Interest Rate”) which rate shall increase by two hundred basis points (two percent (2%)) on each anniversary date of the Note beginning in year three if the Note is still outstanding at that time.
Payments of interest only shall be made monthly commencing on October 30, 2016 and continuing on the last day of each month thereafter. The principal sum of this Note together with all accrued and unpaid interest is due and payable on March 31, 2022 (the “Maturity Date”).
Notwithstanding any provision of this Note, Holder shall not at any time have the right to seek payment of any amount due under this Note from, or to take legal action against Maker to collect any amount due under this Note, if at that time Maker is restricted from making payment to Holder pursuant to the terms of that certain Subordination and Standstill Agreement (the "Agreement") between Holder and Maker's lender, and Holder shall instead seek payment solely and only from the Guarantors pursuant to the Personal Guaranty.
The principal amount of the Note together with accrued interest may be prepaid in whole from time to time and at any time without premium or penalty.

Exhibit 99.1

If the payment obligation under this Note is not paid within seven (7) days of when due, Maker shall pay a late charge equal to seven and one half percent (7.5%) of the installment then due, together with the Holder’s costs of collection, including reasonable attorney fees actually incurred. Any payment which is not paid within five (5) days of when due (including that which may become due upon acceleration as hereinafter provided) will bear interest at the rate which is eight percent (8%) per annum in excess of the Interest Rate (the “Default Rate”), from the date of the payment default until paid.
If Maker fails to pay when due any amount payable hereunder, then, after the notice and expiration of the cure period described above, the entire unpaid principal balance of this Note, together with accrued interest thereon, will, at the option of Holder, be immediately due and payable, and Holder may proceed forthwith to collect the same regardless of the stipulated date of maturity, TIME BEING OF THE ESSENCE HEREOF FOR ALL PURPOSES. Neither Holder’s failure to exercise this right of acceleration of the maturity of the indebtedness evidenced hereby, nor Holder’s acceptance of one or more past due installments, nor Holder’s granting of any indulgences from time to time, will constitute a novation of this contract or a waiver of the right of Holder thereafter to insist upon strict compliance with the terms of this Note. However, notwithstanding the foregoing provisions of this paragraph or any other provision of this Note, Holder shall not have the right to seek such payment from Maker, or to take legal action against Maker to enforce such payment against Maker, if Maker is otherwise restricted from making payment to Holder pursuant to the terms of the Agreement, and Holder shall instead seek payment solely and only from Guarantors pursuant to the Personal Guaranty.

No extension of time for the payment of this Note or any installment due hereunder will release, discharge, modify or change the liability of the Maker or any endorser or guarantor under this Note.

This Note may not be assigned to or assumed by any other party, by operation of law or otherwise without the express written consent of the Holder.
The terms of this Note are binding upon and inure to the benefit of the parties, and their respective legal representatives, successors and assigns. Whenever the singular or plural number or the masculine, feminine or neuter gender is used herein, it will equally include the other.
Notwithstanding anything to the contrary contained herein, at no time shall Maker be obligated to pay interest on this Note at a rate which exceeds the maximum interest rate permitted under applicable law. If the terms of this Note would otherwise require Maker to pay interest on the loan at a rate in excess of such maximum rate, the rate of interest on the loan shall immediately be reduced to such maximum rate, the interest payable on the loan shall be computed at such maximum rate, and all prior payments of interest in excess of such maximum rate shall be applied as payments in reduction of principal.
THE PARTIES HERETO AGREE THAT THE VALIDITY, INTERPRETATION, ENFORCEMENT AND EFFECT OF THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA AND THE PARTIES HERETO SUBMIT (AND WAIVE ALL RIGHTS TO OBJECT) TO NON-EXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF GEORGIA, FOR THE ENFORCEMENT OF ANY AND ALL OBLIGATIONS UNDER THE THIS NOTE EXCEPT THAT IF ANY SUCH ACTION OR PROCEEDING ARISES UNDER THE CONSTITUTION, LAWS OR TREATIES OF THE UNITED STATES OF AMERICA, OR IF THERE IS A DIVERSITY OF CITIZENSHIP BETWEEN THE PARTIES THERETO, SO THAT IT IS TO BE BROUGHT IN A UNITED STATES DISTRICT COURT, IT SHALL BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA .

Exhibit 99.1